                           LIMITED POWER OF ATTORNEY
                                      FOR
                  JOHN HANCOCK CLOSED-END FUNDS COMMON SHARES
                             SECTION 16(a) FILINGS

   As an officer, trustee and/or shareholder of John Hancock Closed-End Funds (the "Companies") listed in Appendix A, the undersigned hereby constitutes and appoints with full power of substitution each of Erica Blake, Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Nicholas J. Kolokithas, Mara Moldwin, Harsha Pulluru, Christopher Sechler, and Betsy Anne Seel acting singly, the undersigned's true and lawful attorney-in-fact to:

   (1) Prepare and execute for the undersigned Forms 3, 4, and 5 and amendments thereto regarding Common Shares of the Companies in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

   (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

   (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

   The undersigned acknowledges that neither the foregoing attorneys-in-fact nor the Companies are assuming the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17/th/ day of September 2026.

                                                  /s/ Elisabeth Christino Stoll
                                                  ------------------------------
                                                  Elisabeth Christino Stoll
                                                  Vice President, Investments

                                 CONFIDENTIAL

                                  APPENDIX A

                     LIST OF JOHN HANCOCK CLOSED-END FUNDS

John Hancock Marathon Asset-Based Lending Fund
John Hancock CQS Asset Backed Securities Fund
John Hancock CQS Multi Asset Credit Fund
John Hancock Diversified Income Fund
John Hancock Financial Opportunities Fund
John Hancock Income Securities Trust
John Hancock Investors Trust
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Premium Dividend Fund
John Hancock Tax-Advantaged Dividend Income Fund
Manulife Private Credit Plus Fund

                                      2

                                 CONFIDENTIAL